Exhibit 10.103

ASSIGNMENT OF EQUIPMENT AND DEBT

This ASSIGNMENT OF EQUIPMENT AND DEBT, effective as of this 22nd day of July, 2024 (this “Agreement”), is entered into by and between Soluna DVSL II Computeco, LLC, a Delaware limited liability company (“Assignee”) and SDI SL Borrowing - 1, LLC, a Nevada limited liability company (“Assignor”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Operating Agreement (defined below).

W I T N E S S E T H

WHEREAS, Assignee, Soluna Digital, Inc., a Nevada corporation, Soluna Holdings, Inc., a Nevada corporation, and Soluna2 SLC Fund II Project Holdco LLC, a Delaware limited liability company, have entered into that certain Amended and Restated limited Liability Company Operating Agreement of the Company, dated as of the date hereof (the “Operating Agreement”);

WHEREAS, Assignor and Spring Lane have entered into that certain Equipment Loan Agreement, dated as of May 16, 2024 (the “ELA”);

WHEREAS, Assignor holds deposits on equipment purchased in April, 2024 and May, 2024, which include 35KV medium voltage cables and ABB low voltage switchboards (the “Equipment”);

WHEREAS, Assignor has obligations to Spring Lane under the ELA (the “Debt”);

WHEREAS, Assignor and the Assignee, desire that as of the date hereof, Assignor transfers the Equipment to Assignee in consideration of Assignee assuming the Debt from the Assignor; and

WHEREAS, Assignor and Assignee desire that Assignor assign to Assignee all of its rights, title and interest in the Equipment and the Debt.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
ASSIGNMENT

Section 1.01 Assignment. Assignor hereby assigns all of its rights, title and interest in, the Equipment and the Debt, free and clear of all liens, claims and liabilities, and Assignee hereby accepts such assignments.

Section 1.02 Further Assurances. Assignor and Assignee hereby agree to execute any documents required to evidence further or to confirm the assignments effected hereby.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of Assignor. Assignor represents and warrants to Assignee as of the date hereof that: (A) Assignor is conveying good and valid title to the Equipment and Debt, free and clear of all encumbrances, debts, mortgages, attachments, pledges, charges, claims, and liens of any kind, other than in respect of any unpaid amounts that are not yet due and payable, and (B) Assignor has the right to sell and otherwise convey the Equipment and Debt to the Assignee.

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Section 2.02 Representations and Warranties of Assignor and Assignee. Each of Assignor and Assignee hereby represents and warrants to the other as of the date hereof that: (A) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (B) the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organizational action and do not and will not require any further authorizations, consents or approvals or filings with any governmental authorities or any other person or entity which have not been obtained or made, or violate or conflict with any provision of any law, regulation, order, permit, license, rule, judgment, injunction, or similar matters or breach any material agreement, indenture, contract or organizational document presently in effect with respect to or binding on it or its properties; and (C) this Agreement has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights; or (ii) general principles of equity that limit the availability of remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

ARTICLE III
MISCELLANEOUS

Section 3.01 Severability. If any term or provision of this Agreement is or shall be held invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable the term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions are consummated as originally contemplated to the greatest extent possible. In the event the parties cannot reach a mutually agreeable and enforceable replacement for such an invalid, illegal or unenforceable term or provision, then (i) such term or provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such term or provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

Section 3.02 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained in this Agreement, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to the subject matter.

Section 3.03 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

Section 3.04 Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party to this Agreement. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving.

Section 3.05 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 3.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first above written.

ASSIGNOR

SDI SL BORROWING - 1, LLC

By:
Name:	John Tunison
Title:	CFO

ASSIGNEE

SOLUNA DVSL II COMPUTECO, LLC

By:
Name:	John Belizaire
Title:	CEO

[Signature Page to Assignment of Equipment and Debt (Dorothy 2)]